August 14, 2015

Alpine Series Trust
2500 Westchester Avenue, Suite 215
 Purchase, New York 10577

RE:	Alpine Accelerating Dividend Fund[1], a series of Alpine Series Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel for Alpine Series Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals, conformed copies, or copies of the following:

(a)	The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 5, 2001, as amended by the Certificate of Amendment of the Certificate of Trust of the Trust, as filed with the office of the Secretary of State on October 14, 2011 (as amended, the "Certificate of Trust");

(b)	The Establishment and Designation of Series and Classes and Amendment to the Declaration of Trust, dated as of September 27, 2011 (the "Amendment"), executed by a majority of the Trustees of the Trust;

(c)	The Amended and Restated Declaration of Trust of the Trust, dated as of March 13, 2013, made by the Trustees named therein (together with the Amendment, the "Trust Instrument");

1 To be renamed Alpine Rising Dividend Fund effective September 9, 2015.

Alpine Series Trust
August 14, 2015

(d)	The By-Laws of the Trust adopted and approved by the Board of Trustees of the Trust (the "Board") on June 4, 2001 (as in effect on the date hereof, the "By-Laws");

(e)	The Trust's Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about the date hereof;

(f)	A form of an Agreement and Plan of Reorganization to be entered into by and between the Trust on behalf of its Alpine Accelerating Dividend Fund series (the "Series"), the Trust on behalf of its Alpine Equity Income Fund series, and Alpine Woods Capital Investors, LLC (the " Equity Income Fund Agreement");

(g)	A form of an Agreement and Plan of Reorganization to be entered into by and between the Trust on behalf of the Series, the Trust on behalf of its Alpine Transformations Fund series, and Alpine Woods Capital Investors, LLC (the "Transformations Fund Agreement" and together with the Equity Income Agreement, the “Agreements”);

(h)	Copies of certain resolutions (the "Resolutions") adopted by the Board with respect to the approval of the Agreements, including the issuance pursuant to the Agreements of certain shares of beneficial interest of the Series (each a "Share," and collectively, the "Shares");

(i)	A Certification of Changes to Names of Series of the Trust signed by the Secretary of the Trust on August 4, 2015;

(j)	A certificate of an officer of the Trust with respect to certain matters, dated the date hereof; and

(k)	A Certificate of Good Standing for the Trust, dated August 13, 2015, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Alpine Series Trust
August 14, 2015

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms (including the conformity of any conformed signatures thereto), and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-Laws and the Certificate of Trust are in full force and effect and have not been and will not be amended, other than the amendment of the Trust Instrument by instruments relating to the establishment and designation of a Fund as provided in Article III Section 6 of the Trust Instrument, provided that we have assumed that any such instrument has not amended any provision of the Trust Instrument except to establish and designate Funds and set forth the relative rights and preferences of the Shares of such Funds, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the "Shareholders") for such Share, in accordance with the Trust Instrument, the Agreements and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument, the Agreements and the Resolutions and as contemplated by the Registration Statement, (viii) the establishment and designation of each series of the Trust by the execution by a majority of the Trustees of the Trust of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such series in accordance with the Trust Instrument and the By-Laws, (ix) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied, (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, and (x) all conditions precedent set forth in the Agreements shall have been satisfied at the time of the issuance of the Shares. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

Alpine Series Trust
August 14, 2015

1.            The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.            The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and, non-assessable beneficial interests in the Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RJF/JWP